                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))
[ ]    Definitive Information Statement


                           INSIGHT MEDICAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

(5)      Total fee paid:
         -----------------------------------------------------------------------

[ ]      Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:
                  --------------------------------------------------------------

         (3)      Filing Party:
                  --------------------------------------------------------------

         (4)      Date Filed:
                  --------------------------------------------------------------

                           INSIGHT MEDICAL GROUP, INC.
                                CALLE DEL MAR 58
                              PILAR DE LA HORADADA
                              03190 ALICANTE, SPAIN


                                                                   June 10, 2008

Dear Stockholder:

         This Information Statement is furnished to holders of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Insight Medical Group, Inc. (the "Company"). The purpose of this Information Statement is to notify the stockholders that on September 21, 2007 and on February 21 and April 3, 2008, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 35,912,662 shares of Common Stock, representing approximately 63.23% of the total issued and outstanding Common Stock adopting the following resolution:

1. to amend and restate the Company's Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") to, among other things, (i) reduce the number of authorized shares of (A) Common Stock to 20,000,000 shares from 280,000,000 shares and undesignated preferred stock to 5,000,000 shares from 20,000,0000 shares, (ii) allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of preferred stock, (iii) change the name of the Company to "Telycom Technologies Inc.", (iv) delete Articles Sixth, Seventh and Eighth of the Company's Certificate of Incorporation regarding matters that are covered by statute or the Company's bylaws,
         (v) permit the Board of Directors to authorize a stock split or reverse stock split without the approval of stockholders, (vi) adopt various indemnification provisions relating to directors and officers, and
         (vii) ratify a prior amendment to the Company's Certificate of Incorporation filed on July 26, 2005 pursuant to which the Company's name was changed from Centacom Technologies, Inc. to Insight Medical Group, Inc.


         The Board of Directors of the Company (the "Board") believes that the terms of the Amended and Restated Certificate of Incorporation are beneficial to the Company. The resolutions adopted by the Written Consent were also approved by the Board by unanimous written consent dated September 21, 2007 and on January 14, 2008.

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Company is also distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law. The Board is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment to the Certificate of Incorporation will not become effective until it is filed with the Delaware Secretary of State, which filing will not occur before July 25, 2008, a minimum of 20 calendar days after the date this Information Statement has been mailed to the Company's stockholders (the "Effective Date"). This Information Statement is being mailed on or about June 20, 2008 to stockholders of record on June 17, 2008 (the "Record Date"). You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.


                                                     /s/ Michael Ayers
                                                     ---------------------------
                                                     President

                           INSIGHT MEDICAL GROUP, INC.
                             CALLE DEL MAR 58 03190
                              PILAR DE LA HORADADA
                                 ALICANTE, SPAIN

                        ---------------------------------

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
        OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

                      -------------------------------------

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT SOLICITING YOUR VOTE OR PROXY IN CONNECTION WITH ANY OF THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.
         ---------------------------------------------------------------

                                     GENERAL

         We are sending you this Information Statement to inform you that on September 21, 2007, January 14, 2008 and April 3, 2008 certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 35,912,662 shares of Common Stock, par value $.001 per share (the "Common Stock"), representing approximately 63.23% of the total issued and outstanding Common Stock, adopted the following resolution by a written consent (the "Written Consent"):

1. to amend and restate the Company's Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation ") to, among other things, (i) reduce the number of authorized shares of Common Stock to 20,000,000 shares from 280,000,000 shares and undesignated preferred stock to 5,000,000 shares from 20,000,0000 shares, (ii) allow the Board of Directors of the Company (the "Board") to issue, without further shareholder action, one or more series of preferred stock, (iii) change the name of the Company to "Telycom Technologies Inc.", (iv) delete Articles Sixth, Seventh and Eighth of the Company's certificate of incorporation regarding matters that are covered by statute or the Company's bylaws, (v) permit the Board to authorize a stock split or reverse stock split without the approval of stockholders, (vi) adopt various indemnification provisions relating to directors and officers, and (vii) ratify a prior amendment to the Company's Certificate of Incorporation filed on July 26, 2005 pursuant to which the Company's name was changed from Centacom Technologies, Inc. to Insight Medical Group, Inc.

         The resolutions adopted by the Written Consent were approved by the Board by unanimous written consent dated September 21, 2007 and on January 14, 2008. The amendment to the Certificate of Incorporation will not become effective until it is filed with the Delaware Secretary of State which filing will not occur before July 25, 2008, more than a minimum of 20 calendar days after the date this Information Statement has been mailed to the Company's stockholders (the "Effective Date"). THE BOARD IS NOT SOLICITING YOUR PROXY IN CONNECTION WITH THE ADOPTION OF THESE RESOLUTIONS AND PROXIES ARE NOT REQUESTED FROM STOCKHOLDERS. This Information Statement is being mailed on or about June 20, 2008 to stockholders of record on June 17, 2008 (the "Record Date"). On May 1, 2008, the Company had 2,632,887 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Company is sending you this Information Statement to you for information purposes only. The Company is also distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law ("DGCL"). No additional action will be undertaken by the Company with respect to the receipt of written consents. There are no dissenters' rights under the DGCL afforded to the Company's stockholders as a result of the adoption of these resolutions.

                          STOCKHOLDERS ENTITLED TO VOTE

Holders of Common Stock at the close of business on May 1, 2008 were entitled to vote. On May 1, 2008, we had 2,632,887 shares of Common Stock issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

                                 RESULTS OF VOTE

On September 21, 2007, January 14, 2008 and on May 1, 2008 holders of a majority of the shares of the Company's outstanding Common Stock executed a written consent adopting the resolutions described above. The resolutions were approved by 35,912,662 votes (except in the case of the May 1, 2008 vote which represented post-Reverse Split shares), but in all cases represented 63.23% of all eligible votes. This consent satisfies the stockholder approval requirement for the proposed action under Section 228(a) of the DGCL.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment to the Certificate of Incorporation adopted pursuant to the Written Consent will not become effective until it is filed with the Delaware Secretary of State, which filing will not occur before approximately July 25, 2008, in excess of a minimum of 20 calendar days after the date this Information Statement has been mailed to the Company's stockholders (the "Effective Date").

                          COST OF INFORMATION STATEMENT

The Company will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of its Common Stock held of record by such persons and will reimburse such persons for expenses incurred in forwarding such material. Total expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by the Company.

                  INTEREST OF PERSONS ON MATTERS TO BE ACTED ON

No officer or director has a substantial or material interest in the favorable action regarding the resolutions.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following provides the names and addresses of (i) each shareholder who executed the Written Consent; (ii) each person known to the Company to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (iii) each of the Company's officers and directors; and (iv) all of the Company's officers and directors as a group. Except as otherwise indicated, all shares are owned directly. Unless indicated otherwise, the address of each of the following is c/o Insight Medical Group, Inc., 58 Calle del Mar, Pilar de la Horadada, 03190 Alicante, Spain. As of May 1, 2008, there were 2,632,887 shares of Common Stock issued and outstanding which reflects the 1 for 20 Reverse Split of the Company's Common Stock which was effective on April 16, 2008.

                                                    AMOUNT
                                                 AND NATURE OF       PERCENT OF
    NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)   CLASS (1)
    ------------------------------------     --------------------    ---------

    Michael John Ayers (2), (3) (4)               1,210,967           47.59%

    Ayers Family Trust (5)                           42,015           0.015%

    Luis Cordero (2)                                  -0-               -0-%

    Golodetz Finance Company (6)                    259,724            9.86%

    Peter Godwin                                   121,000            4.59%

    Candida/Naomi Stille                             31,212            0.19%


    All Directors and Officers as a group         1,210,967           47.59%
                (2 persons)

*      Less than 1.0%

(1) Based on 2,632,887 shares of Common Stock outstanding as of May 1, 2008, plus each person's warrants or options that are currently exercisable or that will become exercisable within 60 days of May 1, 2008. All shares of Common Stock reflect the 1 for 20 Reverse Split of the Company's Common Stock which was effective on April 16, 2008.
(2)    Director.
(3)    Officer.
(4) Includes 42,015 shares of Common Stock held by Ayers Family Trust, of which Mr. Ayers, the Company's sole officer and a director, is the trustee.
(5) Michael John Ayers, the trustee of the Ayers Family Trust, has voting and investment control over the shares of Common Stock held by the Ayers Family Trust.
(6)    Alfred Stohler, the General Manager of Golodetz
       Finance Company ("Golodetz"), has voting and investment control over the shares of Common Stock held by Golodetz.

CHANGE IN CONTROL

On February 4, 2006, the Board nominated and elected Anthony Welch as Chairman of the Board and Chief Executive Officer. Mike Ayers remained as a Director and resigned his position as Chief Executive Officer and Chairman. Mr. Welch left his positions with the Company in 2007. Subsequent thereto, on September 21, 2007 Mr. Mike Ayers, as sole Board member, increased the size of the Board and appointed Mr. Luis Cordero a director of the Company, and Mr. Ayers became President and Chief Executive Officer of the Company.


PROPOSAL 1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Company's Certificate of Incorporation, as amended, currently authorizes the issuance of 280,000,000 shares of Common Stock, and 20,000,000 shares of Preferred Stock, $0.001 par value ("Preferred Stock"). As of May 1, 2008, 2,632,887 shares of Common Stock were outstanding and no shares of Preferred Stock are outstanding. In addition, as of May 1, 2008, the Company had no shares of Common Stock subject to outstanding stock options, warrants or other securities convertible into or exchangeable for shares of Common Stock.

DESCRIPTION OF PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
-------------------------------------------------------------------------

On September 12, 2007, and on January 14, 2008 the Board, by unanimous written consent, approved the Amended and Restated Certificate of Incorporation, subject to stockholder approval, to:

         (i) reduce the number of authorized shares of (A) Common Stock to 20,000,000 shares from 280,000,000 shares and (B) undesignated Preferred Stock to 5,000,000 shares from 20,000,0000 shares,

         (ii) allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of preferred stock (commonly referred to as "blank check preferred"),

         (iii)    change the name of the Company to "Telycom Technologies Inc.",

         (iv) delete Articles Sixth, Seventh and Eighth of the Company's certificate of incorporation regarding matters that are covered by statute or the Company's bylaws,

         (v) permit the Board of Directors to authorize a stock split or reverse stock split without the approval of stockholders, and

         (vi) adopt various indemnification provisions relating to directors and officers.

The full text of the proposed Amended and Restated Certificate of Incorporation is set out in Appendix A to this Proxy Statement.

Pursuant to the Written Consent, the stockholders approved the Amended and Restated Certificate of Incorporation, which will become effective upon its filing with the Secretary of State of the State of Delaware. The Company expects to file the Amended and Restated Certificate of Incorporation promptly after the Effective Date.

PURPOSES AND EFFECTS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PURPOSE OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Since March 2006, the Company has not been engaged in any business nor has it had any assets, and it has been a shell corporation.

However, the Company now desires to explore the acquisition of certain telecommunication companies. In connection with the Company's new focus, the Company desires to change its name and to clarify and strengthen its corporate governance and capital structure. The Board determined that it was in the best interest of the stockholders and the Company to make such changes to the Amended and Restated Certificate of Incorporation in anticipation of such possible telecommunication acquisitions, including a change of the name, certain changes in the capital structure, as well as the addition and deletion of various provisions which will permit the Company to attract management of the caliber and experience desired in order guide the Company in its new direction.

The primary purposes of the Amended and Restated Certificate of Incorporation are to (i) reduce the capital structure of the Company to keep it inline with the Company's 20-for-1 reverse split that was approved and implemented by the Written Consent , (ii) change the Company's name to better reflect the Company's business and (iii) clarify and strengthen the Company's corporate governance in anticipation of possible acquisition of telecommunication companies and to attract and retain qualified personnel.

EFFECTS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CHANGE NAME TO "TELYCOM TECHNOLOGIES INC."

The Company's current Certificate of Incorporation, as amended, recites that the name of the Company is "Insight Medical Group, Inc." The Board unanimously approved, subject to stockholder approval, the Amended and Restated Certificate of Incorporation to change the name of the Company to "Telycom Technologies Inc." Stockholder approval for the Amended and Restated Certificate of Incorporation was obtained by the Written Consent. The name change will become effective following filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which the Company expects to occur promptly following the Effective Date.

The change of the Company's name to "Telycom Technologies Inc." is in the best interest of stockholders and will more accurately reflect, and allow the Company to engage in, the business of acquiring telecommunication companies.

REDUCE AUTHORIZED SHARES OF CAPITAL STOCK AND PROVIDE FOR "BLANK CHECK" PREFERRED STOCK

As of May 1, 2008 the Company has 2,832,887 shares of Common Stock issued and outstanding. Upon the filing of the amendment to the Certificate of Incorporation, the Company will have approximately 17,167,113 shares of Common Stock authorized and available for future issuance. The Board expects the Reverse Split will increase the value of the Company Common Stock because of the decrease in the number of shares outstanding; however, there is no assurance that will occur or if it does that the increased value will be maintained over time. The reduction of the authorized capital stock may also limit the possible dilution that could occur to the value of the Common Stock due to lower number of additional shares of Common Stock that can be issued in the future. The Company may, nonetheless, seek a further increase in authorized shares of Common Stock as and when considered appropriate by the Board.

The Amended and Restated Certificate of Incorporation would permit the Board to issue up to 5,000,000 shares of Preferred Stock, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange on which the Company's securities may be listed or traded). The Preferred Stock will be "blank check" preferred stock, giving the Board the authorization to issue preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, (i) impede the completion of a merger, tender offer or other takeover attempt and/or (ii) have a dilutive effect on earnings per share, voting power and holdings of current stockholders.

CORPORATE GOVERNANCE MATTERS

The Amended and Restated Certificate of Incorporation also provides for (1) specifying the size of the Board, (2) limiting the directors' personal liability, (3) permitting transactions where there are interested directors, (4) providing for indemnification of directors and officers, (5) permitting the Board, without stockholder approval, to effect a forward or reverse split of the Company's outstanding shares of capital stock and file an amendment to the Company's certificate of incorporation to effect such stock split and (6) deleting Articles Sixth, Seventh and Eighth from the current certificate of incorporation.

The Board believes that that these provisions of the Amended and Restated Certificate of Incorporation pertaining to corporate governance matters specified above will enable the Company to attract and retain qualified personnel as officers and directors of the Company, which the Board has determined to be in the best interest of the Company and its stockholders.

The Board may fix the number of directors from one (1) director to (21) directors. The current size of the Board is two (2) directors. If the Board established a large number of directors, it could make it more difficult for the Board to obtain a quorum or get a unanimous written consent in regard to discussing or approving an acquisition or change in control of the Company.

The Company is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or was, within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, an owner of 15% or more of a corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of Common Stock.

Articles Sixth, Seventh and Eighth from the current certificate of incorporation (as amended) relate to, respectively, (i) powers conferred to the Board by DGCL,
(ii) ability to have stockholder and directors meetings outside of Delaware and
(iii) amending the certificate of incorporation in accordance with the DGCL. The Board has determined that such provisions (i) are not necessary or required (ii) are not meaningful under the Company's present circumstances, and (iii) are surplus age to the current statutory provisions under the DGCL and the Company's By-laws.

                              REVERSE STOCK SPLIT

On April 16, 2008 the Company effectuated a 1 for 20 reverse stock split with respect to its authorized shares of common stock and preferred stock and with respect to the number of issued and outstanding shares of Common Stock. The Reverse Split was approved by the Company's Board of Directors and by the Written Consent.

EFFECTS OF THE REVERSE SPLIT

GENERAL

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all outstanding shares of Common Stock into a proportionately fewer number of shares of Common Stock. In the Company's case, as a result of the implementation of the Reverse Split on April 16, 2008, a stockholder who held 20,000 shares of the Company's Common Stock before the Reverse Split now holds 1,000 shares of the Company's Common Stock. Each stockholder's proportionate ownership of the issued and outstanding shares of Common Stock remains the same, except for minor changes that may result from payment for, in lieu of rounding up, fractional shares of Common Stock, which are described below. Outstanding shares of new Common Stock resulting from the Reverse Split will remain fully paid and non-assessable.

NO FRACTIONAL SHARES

No fractional shares of Common Stock were issued in connection with the Reverse Split. If a stockholder held a fractional share because its pre-Reverse Split share holdings were not evenly divisible by 20, the Company issued a cash payment to the stockholder for the fractional share calculated on the average of the closing bid and ask price in lieu of the issuance of a certificate for a fractional share.

EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

As a result of the Reverse Split, the 52,667,870 shares of Common Stock issued and outstanding were reduced to 2,632,887 shares and there were no shares of Common Stock held by the Company as treasury shares.

The Company does not have any outstanding warrants, options or shares of preferred stock and, therefore, no such securities will be affected by the Reverse Split.

The number of authorized preferred stock, as in effect after the Amended and Restated Certificate of Incorporation (as described in proposal 1 above) was not affected by the Reverse Split. The Company's financial condition, the percentage ownership of management, or any aspect of the Company's business did not materially change, solely as a result of the Reverse Split. The Reverse Split was effectuated simultaneously for all of the Common Stock, and affected all of the Company's stockholders uniformly but did not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except for minor changes that resulting from the elimination through purchase of fractional shares of the Common Stock.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

As a result of the Reverse Split, there has been a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares that are unissued and available for future Issuance. The increase in available shares could be used for any proper corporate purpose approved by the Board.

SHARE CERTIFICATES


Following the Reverse Split, the share certificates you now hold will continue to be valid and will evidence your ownership in post-Reverse Split shares of Common Stock. Going forward, following the effective date of the Reverse Split, new shares of Common Stock issued will reflect the Reverse Split, but this in no way will affect the validity of your current share certificates. However, after the effective date of the Reverse Split, those stockholders who wish to obtain new certificates should contact the Company's transfer agent at:

                           Olde Monmouth Stock Transfer Co., Inc.
                           200 Memorial Parkway
                           Atlantic Highlands, New Jersey 07716
                           (732) 872-2727
                           (732) 872-2728  fax

Many stockholders hold some or all of their shares electronically in book-entry form either through a representative broker-dealer or through the direct registration system for securities. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-Reverse Split shares. If you are entitled to post-Reverse Split shares, a transaction statement will automatically be sent to your address of record by either your broker (if you hold your shares through a broker) or the exchange agent indicating the number of shares you hold.

NO APPRAISAL RIGHT

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Reverse Split, and the Company did not provide stockholders with any such right.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below for each person who is currently a member of the Board or an officer of the Company based on information supplied by him, are his name, age as of the date of this Information Statement, any presently held positions with the Company, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with the Company as a director. Each director holds office for a one year period or until their respective successors are elected and qualify.


      NAME                       AGE                POSITION
      ----                       ---                --------
Michael John Ayers                54         Director and President
Luis Cordero                      60         Director


MICHAEL JOHN AYERS has been a director of the Company, President and CEO since September 12, 2007. Prior thereto Mr. Ayers served as Chairman of the Board and Chief Executive Officer from May 2001 until February 4, 2006, when he resigned as an officer and Chairman but remained as a member of the Board. Mr. Ayers is a British National who has for the past five years resided in Spain and is a founder Member / Director of Telycom Media SL (formerly CTI Telycom Espana
SL) and continues to be the Company Chairman and Chief Executive Officer. Mr. Ayers was the former Chairman of Centacom Limited in the UK. His career in Telecommunications and Business Management spans over 25 years at Director / Senior Operations level. Mr. Ayers received a full UK education to GCSE standard prior to studying marine engineering as a Cadet Officer in the Merchant Navy at Plymouth Polytechnic College.

LUIS CORDERO has been a director of the Company since September 12, 2007. Mr. Cordero is a Spanish National who has for the past five years been a Director of Telycom Media SL and Managing Director of KEM Telycom SL (Associate companies) both being Spanish incorporated entities. Mr. Cordero has a background in both Telecommunications and Computer related Sales Management going back over 30 years. Mr. Cordero has a full Spanish education leading to studies of Telecommunications Engineering at the Polytechnic University of Madrid. Mr. Cordero has also undertaken a number of courses in Marketing, Sales and Business Administration over the past 30 years and is multi-lingual in five languages.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS:

        During the past five years no director or executive officer of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition except for Mr. Ayers who was a managing director of Centacom, Ltd., a United Kingdom corporation that underwent liquidation under the insolvency laws of the United Kingdom in 2004; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Securities and Exchange Commission (the "SEC") or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

CORPORATE GOVERNANCE

THE BOARD
---------

As of the date of this Information Statement, the Company's Board consisted of a two directors, Messrs Ayers and Cordero. In accordance with DGCL and the Company's Certificate of Incorporation and Bylaws, the Company's business and affairs are managed under the direction of the Board.

MEETINGS OF THE BOARD
---------------------

As of December 31, 2007, the Company's Board of Directors consisted of two director, and therefore, no Board meetings were held and all resolutions were adopted by unanimous written consent during 2007.

AUDIT, NOMINATING AND COMPENSATION COMMITTEES
---------------------------------------------

The Board does not have standing audit, nominating or compensation committees, and the Board performs the functions that would otherwise be delegated to such committees. Currently, the Board believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on the Board and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under the Company's current circumstances. However, the Company anticipates that, upon commencement of its operations and securing sufficient funding, the Board will seek qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees.

For the reasons outlined above, none of the Company's directors is an "audit committee financial expert" within the applicable definition of the Securities and Exchange Commission. The Company will not have an "audit committee financial expert," however, the Company anticipates that, upon commencement of its operations and securing sufficient funding, the Board will seek a director that qualifies as an "audit committee financial expert."

POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
-------------------------------------------------------

The Company does not have a formal policy regarding the Board attendance at annual meetings and the Company has not had any meeting of stockholders in 2006 or 2007.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD
-----------------------------------------

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, the Board desires that the views of stockholders are heard by the Board and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to normally communicate with the Board may send communications directly to Mr. Michael J. Ayers, c/o the Company at Calle del Mar 58, Pilar de la Hordada, 03190 Alicante, Spain.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based on information supplied to us and filings made with the SEC, we believe that, during the fiscal year ended December 31, 2007 and the four month period ended April 30, 2008, Section 16(a) filing requirements applicable to its directors, officers, and greater than ten percent beneficial owners were not complied with. Neither Mr. Ayers nor Mr. Cordero has filed their respective Form 3 with regard to their appointment to the Board.

CODE OF ETHICS


The Company has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, and principal accounting officer or controller, and/or persons performing similar functions, nor has the Company adopted a code of ethics that applies to all employees, officers and directors. The Company has no employees, one officer, two directors, limited resources and no operations. Consequently, the Company does not expect to adopt any such Code of Ethics until it commences its operations and raises capital.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No executive officer in office received any cash compensation during the fiscal years ended December 31, 2001, 2002, 2003, 2004, 2005 and 2006. To date, the
Company has not entered into any employment agreements with its officers, but intends to do so in 2008, though the terms and conditions of any such agreements have not been determined. The Company did not pay any compensation to its directors and officers for the fiscal year ended December 31, 2007. The Company currently does expect to pay compensation to its directors and officers during the fiscal year ending December 31, 2008; but the terms thereof have not been determined.

STOCK OPTIONS

The Company did not grant stock options in fiscal years 2005, 2006 or 2007 to any director or executive officer.

EXECUTIVE EMPLOYMENT CONTRACTS

The Company does not currently have any employment agreements with any of its officers.

EQUITY COMPENSATION PLAN INFORMATION

The Company's has not adopted any equity compensation plans nor does it currently maintain any such plan.

COMPENSATION OF INDEPENDENT DIRECTORS

Currently, the Company's directors do not receive compensation. It is anticipated, however, that each of the Company's directors may receive compensation at some point in the future.

ADDITIONAL INFORMATION


The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith is required to file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "Exchange Act Filings") with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

                                  OTHER MATTERS

         The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Common Stock.

         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT: Mr. Michael J. Ayers c/o the Company at Calle del Mar 58, Pilar de la Hordada, 03190 Alicante, Spain.


                                            /s/ Michael J. Ayers
Dated: June 10, 2008                        ------------------------------------

                                            By order of the Board of Directors
                                            of INSIGHT MEDICAL GROUP, INC.

                                    EXHIBITS

APPENDIX A - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                                                      APPENDIX A


                                STATE OF DELAWARE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         Insight Medical Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify that:

1. The original name of the Corporation was Energy, Gas and Oil Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 20, 1980

2. The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation, and written notice was duly given or will be given pursuant to
Section 228 to those stockholders who did not approve the Amended and Restated Certificate of Incorporation by written consent.

3. The Amended and Restated Certificate of Incorporation so adopted reads in full as attached hereto and is hereby incorporated herein by this reference.

         IN WITNESS WHEREOF, Insight Medical Group, Inc. has caused this Certificate to be signed by the Chief Executive Officer this ___ day of June , 2008.


                                          INSIGHT MEDICAL GROUP, INC.



                                          By:      _____________________________
                                                   Michael Ayers
                                                   President

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           INSIGHT MEDICAL GROUP, INC.

         FIRST:  The name of the corporation is: TELYCOM TECHNOLOGIES INC.

         SECOND: Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808. The registered agent in charge thereof is Corporation Services Company.

         THIRD: The purposes for which the corporation is organized it to do or engage in any lawful business for which corporations way be organized under the General Corporation Law of Delaware.

         FOURTH:  The duration of the Corporation shall be perpetual.

         FIFTH: The corporation shall have authority to issue Twenty-Five Million shares of Capital Stock. The Twenty-five Million (25,000,000) shares which the corporation shall have authority to issue shall be divided into two classes:
         5,000,000 Preferred Shares, having a par value of one tenth of a cent ($.001) per share
                                       and
         20,000,000 Common Shares, having a par value of one tenth of a cent ($.001) per share

A description of the different classes of stock and a statement of the designations, preferences, voting rights, limitations and relative rights of the holders of stock of such classes are as follows:

         A. COMMON SHARES. The terms of the Common Shares of the corporation shall be as follows:

                  (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

                  (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

                  (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

         B. PREFERRED SHARES. Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the total shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares. Any series of the Preferred Shares may have voting rights.

         SIXTH: The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) nor more than twenty-one (21) directors, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Delaware nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders.

         SEVENTH: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the General Corporation Law of Delaware proscribes this limitation and then only to the extent that this limitation is specifically so proscribed.

         EIGHTH: In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

         NINTH: The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

         (a) This corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

                  (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

                  (c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

                  (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

         NINTH: The Board of Directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustment to the corporation's capital accounts. The Board of Directors may file a Certificate of Amendment pursuant to Section 242(a)(3) of the General Corporation Law of Delaware pertaining thereto without stockholder approval.